CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated October 26, 2004 (Except for the 7th paragraph of Note 14 for which the date is January 14, 2004), relating to the financial statements of Vincera, Inc. (formerly Smarte Solutions, Inc.) as of and for the years ended December 31, 2003 and 2002 which report includes an explanatory paragraph as to an uncertainty with respect to Vincera, Inc.'s ability to continue as a going concern, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
January 19, 2005

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated July 27, 2004, relating to the financial statements of Vincera Software, Inc. as of and for the year ended December 31, 2003 and 2002 which report includes an explanatory paragraph as to an uncertainty with respect to Vincera Software, Inc.'s ability to continue as a going concern, and to the reference to our firm under the caption "Experts" in the prospectus.

/s/ Helin, Donovan, Trubee & Wilkinson, LLP

Austin, Texas
January 19, 2005